Exhibit 99.1

Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

FOR IMMEDIATE RELEASE

JACK HENRY & ASSOCIATES AND IPAY TECHNOLOGIES
COMPLETE ACQUISITION TRANSACTION

- Acquisition of the Largest Independent U.S. Electronic Bill Pay Provider Continues Jack Henry & Associates' Strategic Expansion -

Monett, Mo. - June 7, 2010 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions and data processing services for financial institutions, today announced that it has closed the transaction initiated to acquire iPay Technologies, the largest independent electronic bill pay provider in the United States. As a result of the acquisition, which was subject to regulatory approvals and customary closing conditions, iPay Technologies became a wholly owned subsidiary of Jack Henry & Associates. Under the terms of the agreement, Jack Henry & Associates purchased all of the equity of iPay for a purchase price of approximately $300 million in cash.

Through strategic partnerships with more than 50 providers of information processing and online banking solutions, iPay's turnkey online bill pay services, technology, and expertise are supporting more than 3,600 banks and credit unions. iPay partners with companies like Jack Henry & Associates to provide online bill payment solutions to financial institutions and ultimately supports those institutions' retail and small business customers with a highly configurable electronic payments platform.

Kevin Williams, CFO of Jack Henry & Associates, said, "This acquisition, which represents our largest to-date, expands our presence and potential in the growing payments industry with a highly competitive online bill pay solution that complements our existing offering and increases our transaction-based and recurring revenues. We expect that our combined capabilities and resources will allow us to further enhance and expand the best-of-breed products and services that iPay's customers and partners receive today while further strengthening our electronic payments offering."

Financial Technology Partners and FTP Securities (together "FT Partners") served as sole capital markets advisor to Jack Henry in this Transaction. Jack Henry & Associates was advised by Wells Fargo Securities and the law firm of Stinson Morrison Hecker LLP. William Blair & Company served as iPay's financial advisor in the transaction, and Choate, Hall & Stewart LLP provided legal counsel to iPay.

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc. (Nasdaq: JKHY) is a leading provider of computer systems and ATM/debit card/ACH transaction processing services primarily for financial services organizations. Its technology solutions serve more than 11,800 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking™ supports banks ranging from de novo to mid-tier institutions with information processing solutions. Symitar™ is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.